UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 25, 2009


                             LAPORTE BANCORP, INC.
                             ---------------------
               (Exact Name of Registrant as Specified in Charter)

         Federal                        001-33733               26-1231235
--------------------------         ---------------------     ---------------
(State or Other Jurisdiction)      (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

  710 Indiana Avenue, LaPorte, Indiana                        46350
  ------------------------------------                        -----
(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  (219) 362-7511
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 8.01       Other Events.


     On September 25, 2009, The LaPorte Savings Bank ("Bank"), subsidiary of LaPorte Bancorp, Inc., entered into a referral agreement with Harbour Trust & Investment Management Company, Michigan City, Indiana ("HTC") to provide ongoing trust services to the Bank's client base. After an extensive review by management, it was determined that the best way to service the Bank's trust customers was to enter into this agreement with HTC rather than continue offering these services through an in-house Trust Division. As of September 25, 2009, the Bank managed $18.9 million in trust assets. HTC currently serves clients in 36 states and manages more than $380 million in assets.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LAPORTE BANCORP, INC.


DATE: September 30, 2009                   By: /s/ Michele M. Thompson
                                              -----------------------
                                              Michele M. Thompson
                                              Executive Vice President and Chief
                                              Financial Officer